Exhibit 10.01
INSIGNIA SOLUTIONS PLC
41300 Christy Street
Fremont, CA 94538
Telephone: 510-360-3700
Facsimile: 510-360-3701
August 31, 2005
Fusion Capital Fund II, LLC
222 Merchandise Mart Plaza
Suite 9-112
Chicago, Illinois 60654
Re: Securities Subscription Agreement Dated as of February 10, 2005
Gentlemen:
This letter is being delivered to confirm our understanding with respect to certain issues under that certain Securities Subscription Agreement, dated as of February 10, 2005 (the “Subscription Agreement”), by and between INSIGNIA SOLUTIONS PLC, a company incorporated under the laws of England and Wales (the “Company”) and FUSION CAPITAL FUND II, LLC (“Fusion”), pursuant to which the Company has agreed to issue to Fusion the Ordinary Shares, 20 pence nominal value per share, of the Company represented by American Depository Shares (“ADSs”) in an amount up to Twelve Million Dollars ($12,000,000) in accordance with the terms of the Subscription Agreement. All capitalized terms used in this letter that are not defined in this letter shall have the meanings set forth in the Subscription Agreement.
Fusion and the Company hereby agree that the Company shall have until September 15, 2005 to file the registration statement referenced in Section 4(a) and that the June 30, 2005 date referred to in Section 11 shall be deemed to be November 30, 2005. The provisions set forth in Section 11 of the Subscription Agreement are hereby incorporated by reference herein.

INSIGNIA SOLUTIONS PLC
By:	/s/ Mark McMillan
	Name:	Mark McMillan
	Title:	Chief Executive Officer

FUSION CAPITAL FUND II, LLC BY: FUSION CAPITAL PARTNERS, LLC BY: SGM HOLDINGS CORP.
By:	/s/ Steven G. Martin
	Name:	Steven G. Martin
	Title:	President